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                                                                    EXHIBIT 4.24

                          LIEN SUBORDINATION AGREEMENT


     THIS LIEN SUBORDINATION AGREEMENT (this "Agreement") is made on March 20, 1998, by and between FLEET CAPITAL CORPORATION, a Rhode Island corporation (together with its successors and assigns, "Senior Creditor"), and BANC ONE CAPITAL PARTNERS, LLC, a limited liability company organized under the laws of the State of Delaware ("Subordinated Creditor").


                                    RECITALS:

     Senior Creditor and Atlantic Premium Brands, Ltd., Carlton Foods Corp., Prefco Corp., Grogan's Farm, Inc., Richards Cajun Foods Corp. and Potter's Acquisition Corp., each a Delaware corporation (collectively referred to as "Borrowers"), are parties to a certain Loan and Security Agreement dated the date hereof (as at any time amended, the "Loan Agreement") pursuant to which Senior Creditor may from time to time make loans to Borrowers secured by all or substantially all of Borrowers' assets.

     Subordinated Creditor and Borrowers are parties to a certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as at any time amended, the "Note Purchase Agreement"), hereof pursuant to which Subordinated Creditor has agreed to make a loan to Borrowers as evidenced by a certain Senior Subordinated Note (as hereinafter defined) payment of which is secured by a junior lien upon substantially all of Borrowers' assets.

     Senior Creditor, Subordinated Creditor and Borrowers are parties to a certain Debt Subordination Agreement of even date herewith pursuant to which Subordinated Creditor has subordinated the payment of all indebtedness at any time owing to it by Borrowers to the full and final payment of all indebtedness at any time owing to Senior Creditor by Borrowers (as at any time amended, the "Debt Subordination").

     The parties hereto desire to enter into this Agreement for the purpose of establishing the priorities of their respective liens and security interests in the assets of Borrowers and setting forth certain other agreements between them with respect to Borrowers.

     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and in consideration of the foregoing premises, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein, and to induce Lender to provide financial accommodations to or for the benefit of Borrowers in accordance with the Loan Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  CERTAIN DEFINITIONS; RULES OF CONSTRUCTION.



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     a.   Capitalized terms used in this Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Debt Subordination. In addition, the following terms shall have the following meanings for the purposes of this Agreement:

          "Applicable Law" shall have the meaning ascribed to it in the Loan Agreement.

          "Collateral" shall have the meaning ascribed to it in the Loan Agreement and in any of the other Senior Creditor Loan Documents.

          "Enforcement Action" shall mean any action taken by Senior Creditor or Subordinated Creditor to repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose its Lien upon, sell or otherwise dispose of any Collateral, whether by judicial action, under power of sale, by self-help repossession, by notification to account obligors of any Borrower or otherwise.

          "Enforcement Notice" shall mean a written notice given by Subordinated Creditor to Senior Creditor of Subordinated Creditor's intent to initiate Enforcement Action, which notice shall specify the date on which Subordinated Creditor intends to initiate such Enforcement Action and shall be given (i) in the manner provided and in accordance with the terms set forth in paragraph 5(d) of the Debt Subordination if a Remedy Bar Notice has not been given to Subordinated Creditor within the immediately preceding 365 days and (ii) at least 7 days prior to the initiation of any Enforcement Action proposed to be taken on or after a Remedy Bar Termination Date.

          "Equipment" shall have the meaning ascribed to it in the Loan
     Agreement.

          "Event of Default" shall mean the occurrence of any event or the existence of any condition that constitutes an "Event of Default" under (and as defined in) the Loan Agreement.

          "Insolvency Proceeding" shall mean any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the Agreement, Borrowers shall be deemed to be the owner of any property which it


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     has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

          "Loan Agreement" shall have the meaning ascribed to it in the Recitals hereto.

          "Person" shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a government agency or political subdivision thereof.

          "Subordinated Note" shall mean that certain Senior Subordinated Note dated March __, 1998, made by Borrowers to the order of Subordinated Creditor in the original principal amount of $6,500,000.

          "Subordinated Security Agreement" shall mean that Security Agreement executed by Borrowers in favor of Subordinated Creditor and pursuant to which Borrowers have granted to Subordinated Creditor security interests in all of the Collateral (other than Real Estate) as security only for the payment of the Subordinated Debt.

          "Warrants" shall have the meaning ascribed to it in the Note Purchase Agreement.


     b. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Paragraph or subdivision. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof. All references to "including" and "include" shall be understood to mean "including, without limitation."

2. CONSENTS TO LIENS. Senior Creditor hereby consents to Borrowers' grant of Liens in the Collateral to Subordinated Creditor and agrees that the existence of such Liens shall not constitute an Event of Default under any of the Senior Creditor Loan Documents. Subordinated Creditor hereby consents to Borrowers' grant of Liens in the Collateral to Senior Creditor as security for the payment and performance of all of the Senior Debt and agrees that the existence of such Liens shall not constitute an Event of Default under any of the Subordinated Debt Documents.

3.   PRIORITY OF LIENS.

     a. Subordinated Creditor and Senior Creditor agree at all times, whether before, after or during the pendency of any Insolvency Proceeding and notwithstanding


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          the priorities which would ordinarily result from the order of granting or perfection of any Liens, the order of filing or recording of any financing statements or mortgages, or the priorities that would otherwise apply under Applicable Law, that any Liens which Senior Creditor may at any time have in or with respect to any of the Collateral shall constitute first priority Liens in such property to secure the payment and performance of all of the Senior Debt and shall be superior to any Lien or other interest at any time held by Subordinated Creditor in the same property arising pursuant to the Subordinated Debt Documents, by operation of Applicable Law or otherwise; and any Lien or other interests at any time held by Subordinated Creditor in any of the Collateral shall be subordinate to any Liens at any time held by Senior Creditor therein.

     b. For purposes of the foregoing priorities, any claim of a right of setoff by Subordinated Creditor shall be treated in all respects as a Lien and no claim to right of setoff by Subordinated Creditor shall be asserted to defeat or diminish the rights or priorities provided for herein in favor of Senior Creditor.

     c. If for any reason any Lien granted or conveyed by Borrowers to Senior Creditor pursuant to the Senior Creditor Loan Documents or otherwise is set aside or otherwise declared ineffective, in whole or in part, by any court of competent jurisdiction, and if as a consequence thereof Subordinated Creditor becomes entitled to receive any payments or proceeds from or on account of any of the Collateral or on account of Subordinated Creditor's Lien in any of the Collateral, then any such payments or proceeds received by Subordinated Creditor shall be used by it to purchase a junior participation in all of the Senior Debt pursuant to a junior participation agreement in form and content satisfactory to Senior Creditor but in all events providing that Senior Creditor's retained interest in the Senior Debt and all costs and expenses incurred by Senior Creditor (including attorneys' fees) in attempting to collect the Senior Debt or to realize upon any of the Collateral shall be paid in full before Subordinated Creditor shall be entitled to any payment on account of its junior participation and Subordinated Creditor's junior participation will be without recourse of any kind to Senior Creditor except for Senior Creditor's gross negligence or willful misconduct after the date of Subordinated Creditor's purchase of such junior participation.

     d. In no event shall Subordinated Creditor institute, encourage, or join as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding seeking a determination that the Lien of Senior Creditor in any of the Collateral is invalid, unperfected or avoidable, or is or should be subordinated to the interests of any other Person.

4.   STANDBY AS TO ENFORCEMENT ACTION.



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     a.   If and for so long as(i) an Event of Default exists under the Senior
          Creditor Loan Documents and Senior Creditor is taking any Enforcement Action with respect to any of the Collateral, or(ii) a Remedy Bar Period is in effect, then in any such event, Subordinated Creditor shall not take any Enforcement Action with respect to any of the Collateral unless and until all of the Senior Debt has been paid finally and in full and any commitments of Senior Creditor under the Loan Agreement have been terminated or expired.

     b. At any time that Subordinated Creditor is not prohibited from initiating any Enforcement Action, Subordinated Creditor shall be authorized to initiate such Enforcement Action only after having given to Senior Creditor all required Enforcement Notices. Notwithstanding anything to the contrary contained herein, in no event shall Subordinated Creditor be authorized to initiate any Enforcement Action with respect to any of the Collateral other than that portion consisting solely of Equipment until all of the Senior Debt has been paid in full and all commitments of Senior Creditor to Borrowers under any of the Senior Creditor Loan Documents have been terminated or expired. Subordinated Creditors shall forthwith cease any Enforcement Action taken with respect to any Equipment after the date it receives notice of Senior Creditor's commencement of any Enforcement Action with respect to such Equipment.

     c. If Subordinated Creditor shall receive any proceeds from any sale, liquidation, casualty or other disposition of any Collateral, whether in connection with the initiation of an Enforcement Action or otherwise, Subordinated Creditor shall be obligated to hold such proceeds in trust and promptly turn over such proceeds, less its costs and expenses incurred in connection with any such Enforcement Action, to Senior Creditor for application to the Senior Debt until the Senior Debt is paid in full and any commitments by Senior Creditor under the Senior Creditor Loan Documents have been terminated or expired.

5.  AGREEMENT ON CERTAIN BANKRUPTCY MATTERS.

     a. Without impairing, abrogating or in any way affecting Senior Creditor's rights hereunder, including the relative priorities established by Paragraph 3 hereof, Senior Creditor may during any Bankruptcy Case give or withhold its consent to Borrowers' or any bankruptcy trustee's use of any Collateral (including cash proceeds of any Collateral) or may provide financing or otherwise extend credit to Borrowers or any bankruptcy trustee secured by a Lien in any or all of the Collateral that is senior in priority to all Liens at any time held by Subordinated Creditor, and Subordinated Creditor shall be deemed to have consented to Borrowers' or any bankruptcy trustee's use of Collateral if and to the extent consented to by Senior Creditor and to any financing proposed to be provided by Senior Creditor to Borrowers or any bankruptcy trustee during the pendency of any such Bankruptcy Case.


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     b.   If in or as a result of any Bankruptcy Case Senior Creditor returns, refunds or repays to Borrowers or any trustee or committee appointed in the Bankruptcy Case any payment or proceeds of any Collateral in connection with any action, suit or proceeding alleging that Senior Creditor's receipt of such payment or proceeds was a transfer voidable under state or federal law, then Senior Creditor shall not be deemed ever to have received such payment or proceeds for purposes of this Agreement in determining whether and when all of the Senior Debt has been paid in full.

6.  AGREEMENT TO RELEASE LIENS.

     a. Subordinated Creditor agrees that it will, upon Senior Creditor's request and whether or not an Event of Default exists, release its Liens in any Equipment concurrently with Senior Creditor's release of its Lien therein in connection with Borrowers' authorized disposition of such Equipment pursuant to the terms of the Senior Creditor Loan Documents as in effect on the date hereof.

     b. Subordinated Creditor agrees that it will, if requested to do so by Senior Creditor after and during the continuance of an Event of Default under the Senior Creditor Loan Documents, release its Liens in any Equipment in connection with and in order to facilitate any orderly liquidation sale of such Collateral by Borrowers or any bankruptcy trustee or receiver for Borrowers, and promptly upon the request of Senior Creditor, it will, at its expense (but without waiving any obligation of reimbursement by Borrowers under the Subordinated Debt Documents), execute and deliver such documents, instruments and agreements as are necessary to effectuate such release and to evidence such release in the appropriate public records.

     c. Subordinated Creditor agrees that it will, upon payment in full of all Subordinated Debt (excluding debt or obligations owing from Borrowers to Subordinated Creditor under or in connection with the Warrants), release its Liens upon all of the Collateral.

7. WAIVER OF MARSHALLING; APPLICATION OF PAYMENTS AND PROCEEDS. Subordinated Creditor hereby waives any right to require Senior Creditor to marshall any security or collateral or otherwise to compel Senior Creditor to seek recourse against or satisfaction of the indebtedness to it from one source before seeking recourse or satisfaction from another source. Senior Creditor shall be authorized to apply any and all payments, collections and proceeds of Collateral received by it to such portion of the Senior Debt as Senior Creditor may lawfully elect consistent with the provisions of the Senior Creditor Loan Documents.

8. PROVISIONS CONCERNING INSURANCE. Proceeds of the Collateral include insurance proceeds, and therefore the priorities set forth in Paragraph 3 hereof govern the ultimate


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     disposition of casualty insurance proceeds. Senior Creditor shall have the sole and exclusive right, as against Subordinated Creditor, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of the Collateral. All proceeds of such insurance shall inure to Senior Creditor, and Subordinated Creditor shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds to Senior Creditor. Senior Creditor shall have the right (as between the parties hereto) to determine whether such proceeds will be applied to its claim or used to rebuild, replace or repair the affected Collateral. If such proceeds are applied to the Senior Debt, any proceeds remaining after payment in full of the Senior Debt and all expenses of collection, including reasonable attorneys' and paralegals' costs, fees and expenses, shall be promptly remitted to Subordinated Creditor for application to the Subordinated Debt, or to Borrowers, as applicable.

9. NOTICES. All notices, requests and demands to or upon a party hereto shall be given in the manner and to the Persons set forth in the Debt Subordination. Subordinated Creditor hereby agrees that any requirement for the giving of notice by Senior Creditor under Applicable Law or otherwise in connection with any exercise by Senior Creditor of any of its rights or remedies with respect to the Collateral shall be satisfied by the giving of written notice at least 5 days prior to the date on which such rights or remedies are to be exercised by Senior Creditor, provided that nothing herein shall be deemed to require the giving of any such notice when such notice is not required by Applicable Law. Notwithstanding anything to the contrary herein or in the Debt Subordination, no Enforcement Notice shall be deemed effective unless and until actually received by Senior Creditor at the applicable address for Senior Creditor pursuant to paragraph 14 of the Debt Subordination.

10. NO DUTIES IMPOSED UPON SENIOR CREDITOR. The rights granted to Senior Creditor in this Agreement are solely for its protection and nothing herein contained imposes on Senior Creditor any duties with respect to any of the Collateral. Senior Creditor has no duty to preserve rights against prior parties on any instrument or chattel paper received from Borrowers as collateral security for any of the Senior Debt.

11. RELATIONSHIP OF PARTIES. This Agreement is entered into solely for the purposes set forth above, and, except as is expressly provided otherwise herein, neither party assumes any responsibility to the other party to advise such other party of information known to such party regarding the financial condition of Borrowers or regarding the Collateral, or of any other circumstances bearing upon the risk of nonpayment of the obligations of Borrowers, under the Subordinated Debt Documents, or the Senior Creditor Loan Documents. Each party shall be responsible for managing its relationship with Borrowers and neither party shall be deemed the agent of the other for any purpose. Subordinated Creditor and Senior Creditor each may alter, amend, supplement, release, discharge or otherwise modify any terms of the Subordinated Debt Documents or of the Senior Creditor Loan Documents, respectively, without the consent of the other, except as otherwise provided in the Debt Subordination.


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12.  SPECIFIC ENFORCEMENT. If Subordinated Creditor fails to comply with any provision of this Agreement that is applicable to it, Senior Creditor may demand specific performances of this Agreement and may exercise any other remedy available at law or equity.

13. NO ADDITIONAL RIGHTS OF BORROWERS HEREUNDER. Nothing herein shall be construed to confer additional rights upon Borrowers. Without limiting the generality of the foregoing, if any party hereto shall enforce its rights or remedies in violation of this Agreement, Borrowers shall not be authorized to use such violation as a defense to any right or remedy exercised by such party, nor assert such violation as a counterclaim or basis of setoff or recoupment against such party, unless the other party hereto consents in writing and itself asserts that the exercise of right or remedy is in violation of this Agreement.

14. INDEPENDENT CREDIT INVESTIGATIONS. Neither the parties hereto nor any of their respective directors, officers, agents or employees shall be responsible to the others or to any other Person, for Borrowers' solvency, financial condition or ability to repay any of the Subordinated Debt or any of the Senior Debt, or for statements of Borrowers, oral or written, or for the validity, sufficiency or enforceability of any of the Subordinated Debt Documents or any of the Senior Creditor Loan Documents, or the validity or priority of any Liens granted by Borrowers to either party in connection with any of the Subordinated Debt Documents or any of the Senior Creditor Loan Documents. Each party hereto has entered into its agreements with Borrowers based upon its own independent investigation, and makes no warranty or representation to the other party nor does it rely upon any representation of the other party with respect to matters identified or referred to in this Paragraph.

15. TERM OF AGREEMENT. This Agreement shall continue in full force and effect and shall be irrevocable by any party hereto until the earliest to occur of the following: (i) the parties hereto in writing mutually agree to terminate this Agreement; (ii) the Subordinated Debt is fully paid and discharged (other than in a manner that constitutes a breach of this Agreement), and the Subordinated Debt Documents are terminated and all Liens in favor of Subordinated Creditor with respect to any of the Collateral are terminated; or (iii) the Senior Debt is fully paid and discharged and any commitments of Senior Creditor under the Senior Creditor Loan Documents are terminated or have expired.

16. GOVERNING LAW. This Agreement shall be interpreted, and the rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of Georgia.

17. NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any Person other



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     than the parties hereto. No Person other than the parties hereto shall be authorized to enforce any of the provisions of this Agreement.

18. CONFLICT WITH DOCUMENTS. The provisions of this Agreement are intended by the parties to control any conflicting provisions in the Senior Creditor Loan Documents or the Subordinated Debt Documents, including any covenants prohibiting further borrowing or encumbrances of Collateral.

19. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are and shall be deemed to be without substantive meaning or content of any kind whatsoever and are not a part of the Agreement between the parties hereto.

20. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In no event, however, shall either party hereto transfer or assign any Lien that it may have in any of the Collateral to any Person unless the transferee or assignee thereof shall first agree in writing to be bound by the terms of this Agreement the same as if an original signatory hereto. Any Qualified Lender whose loans or advances to Borrowers hereafter are used to refinance and pay indefeasibly in full the Senior Debt shall be deemed for all purposes hereof to be the successor to Senior Creditor, and from and after the date of such refinancing and satisfaction in full of the Senior Debt such Qualified Lender shall be deemed a party hereto in the place and stead of Senior Creditor as if such Qualified Lender had been the original signatory hereto, and all loans, advances, liabilities, debit balances, covenants and duties at any time or times owed by Borrowers to such successor to Lender, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, then existing or thereafter arising, including any renewals, extension, modifications or replacements of any of the foregoing, shall be deemed for all purposes hereunder to constitute and be Senior Debt.

22. FURTHER ASSURANCES. Each of the parties hereto agrees to execute such amendments to financing statements and other documents as may be necessary to reflect of record the existence of this Agreement and the relative priorities established pursuant to Paragraph 3 hereof.




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

23. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Debt Subordination express the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties regarding the same subject matter. This Agreement may not be amended or modified except by a writing signed by the parties hereto.

25. JURY TRIAL WAIVER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUBORDINATED CREDITOR AND SENIOR CREDITOR EACH HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                      BANC ONE CAPITAL PARTNERS, LLC
                                      ("Subordinated Creditor")


                                      By:  /s/ LEONARD LILLIARD
                                         ---------------------------------
                                      Title: Vice President



                                      FLEET CAPITAL CORPORATION
                                      ("Senior Creditor")


                                      By:  /s/ ROLAND ROBINSON
                                         ---------------------------------
                                      Title: Vice President




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



                     BORROWERS' ACKNOWLEDGMENT AND AGREEMENT

     The undersigned hereby accepts and acknowledges receipt of a copy of the foregoing Intercreditor Agreement and consents to and agrees to be bound by all provisions thereof, including the agreements between Senior Creditor and Subordinated Creditor with respect to the payment by each to the other of certain proceeds derived from the liquidation of the Collateral. The undersigned further acknowledges and agrees that the Lien Subordination Agreement may be modified or amended at any time or times without notice to or the consent of the undersigned.

     Capitalized terms used in this Acknowledgment and Agreement without definition have the meanings specified in the foregoing Intercreditor Agreement unless the context otherwise requires.

     As of March 20, 1998.


                                               ATLANTIC PREMIUM BRANDS, LTD.


                                               By: /s/ MERRICK M. ELFMAN
                                                   ---------------------------
                                                   MERRICK M. ELFMAN, Chairman

                                               CARLTON FOODS CORP.


                                               By: /s/ MERRICK M. ELFMAN
                                                   ---------------------------
                                                   MERRICK M. ELFMAN, Chairman


                                               PREFCO CORP.


                                               By: /s/ MERRICK M. ELFMAN
                                                   ---------------------------
                                                   MERRICK M. ELFMAN, Chairman

                                               GROGAN'S FARM, INC.


                                               By: /s/ MERRICK M. ELFMAN
                                                   ---------------------------
                                                   MERRICK M. ELFMAN, Chairman

                    [Signatures continued on following page]


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




                                               RICHARDS CAJUN FOODS CORP.


                                               By: /s/ MERRICK M. ELFMAN
                                                   ---------------------------
                                                   MERRICK M. ELFMAN, Chairman


                                               POTTER'S ACQUISITION CORP.


                                               By: /s/ MERRICK M. ELFMAN
                                                   ---------------------------
                                                   MERRICK M. ELFMAN, Chairman






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